Exhibit 99.1

For Immediate Release

Abbott Media:
Melissa Brotz
(847) 935-3456

Scott Stoffel
(847) 936-9502

Abbott Investors:
Larry Peepo
847-935-6722

Facet Media:
Cindy Leggett-Flynn
(212) 333-3810

Facet Investors:
Jean Suzuki
(650) 454-2648

Abbott Enhances Pharmaceutical Pipeline with Acquisition of Facet Biotech

Provides Promising Biologic Intended to Treat Multiple Sclerosis and Compounds that Complement Abbott’s Existing Diverse Oncology Program

ABBOTT PARK, Ill., and REDWOOD CITY, Calif., March 9, 2010 — Abbott and Facet Biotech Corporation (Nasdaq: FACT) announced today a definitive agreement for Abbott to acquire Facet, enhancing Abbott’s early- and mid-stage pharmaceutical pipeline.  Abbott will acquire Facet for $27 per share in cash for a net transaction value of approximately $450 million, which includes a purchase price of approximately $722 million less Facet’s projected cash and marketable securities at closing of approximately $272 million.

The acquisition brings access to biologics in two key therapeutic areas, immunology and oncology.  The compounds include daclizumab — a Phase II investigational biologic intended to treat multiple sclerosis (MS) that is expected to move into Phase III development in the second quarter 2010 — and oncology compounds in early- to mid-stage development.  Daclizumab is being developed in collaboration with Biogen Idec and certain oncology compounds are being developed in collaboration with other parties.

“This acquisition will further strengthen Abbott’s biologics capabilities and pharmaceutical pipeline,” said John Leonard, M.D., senior vice president, global pharmaceutical research and development, Abbott.  “Daclizumab is a promising treatment for multiple sclerosis, a disease that has a significant unmet medical need, and has the potential to become an important treatment option for patients.  We continue to explore multiple mechanisms to treat autoimmune diseases and cancer with both biologic and small molecule approaches.”

“We believe this transaction provides full and fair value for our stockholders and validates the potential of Facet’s clinical and technology assets, all of which has resulted from the effort and dedication of our employees,” said Faheem Hasnain, president and chief executive officer, Facet Biotech.  “Abbott’s depth of expertise in immunology and oncology makes it an excellent organization to maximize the full potential of these promising clinical programs and technologies.”

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Multiple sclerosis is an inflammatory disease of the central nervous system affecting more than 1 million people worldwide, and is characterized by lesions in the brain and spinal cord.  Daclizumab is a humanized antibody that binds to the high affinity IL-2 receptor and selectively inhibits this receptor on activated T cells.  Studies to date have shown that daclizumab may reduce the inflammatory lesions associated with MS and has the potential to offer enhanced efficacy over many existing MS therapies along with a favorable safety profile.

Facet’s oncology collaborations include early- and mid-stage compounds that are being studied to treat different types of cancer, including multiple myeloma and chronic lymphocytic leukemia.

These novel compounds in development complement Abbott’s leading-edge research in oncology, which includes three compounds in mid- to late-stage trials: ABT-263, a Bcl-2 family protein antagonist; ABT-888, a PARP inhibitor; and ABT-869, a multi-targeted kinase inhibitor.

Abbott is also advancing treatments for conditions such as Alzheimer’s disease, schizophrenia, hepatitis C and pain.

Under the terms of the agreement, Abbott will promptly commence a tender offer to purchase all outstanding shares of Facet Biotech at $27 per share.  The closing of the tender offer is conditioned on the tender of a majority of the outstanding shares of Facet’s common stock on a fully diluted basis and the satisfaction of regulatory and other customary conditions.  The transaction has been approved on behalf of the boards of directors of Facet and Abbott.  Approval of the transaction by Abbott’s shareholders is not required.

The transaction is expected to close in the second quarter of 2010.  Abbott would expect to incur one-time specified charges following the closing of the acquisition, which will be defined at a later date.  This transaction does not impact Abbott’s previously issued ongoing earnings-per-share guidance for 2010.

Centerview Partners served as financial advisor to Facet Biotech and rendered a fairness opinion to Facet Biotech’s board of directors in connection with the transaction.

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About Facet Biotech

Facet Biotech is a biotechnology company dedicated to advancing its pipeline of five clinical-stage products focused in multiple sclerosis and oncology, leveraging its research and development capabilities to identify and develop new oncology drugs and applying its proprietary next-generation protein engineering technologies to potentially improve the clinical performance of protein therapeutics.  Facet Biotech has development collaborations with Biogen Idec, Bristol-Myers Squibb Company and Trubion Pharmaceuticals.  For additional information about the company, please visit www.facetbiotech.com.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics.  The company employs approximately 83,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

Additional Information

The tender offer for shares of Facet Biotech Corporation described in this press release has not yet commenced.  This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  At the time the tender offer is commenced, Abbott will file a tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) with the U.S. Securities and Exchange Commission (SEC) and Facet Biotech will file with the SEC a solicitation/recommendation statement with respect to the offer.  Stockholders of Facet Biotech are strongly advised to read the tender offer statement and the related solicitation/recommendation statement, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares.  The tender offer statement and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all stockholders of Facet Biotech at no expense to them.  These documents will be available at no charge on the SEC’s web site at http://www.sec.gov.

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Facet Biotech Forward Looking Statement

This press release contains forward-looking statements of Facet Biotech that are not historical facts.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions.  Each of these forward-looking statements involves risks and uncertainties.  Actual results may differ materially from those, express or implied, in these forward-looking statements.  Various factors may cause differences between current expectations and actual results.  The factors include risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of Facet Biotech’s stockholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause Facet Biotech’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in Facet Biotech’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC.  Copies of Facet Biotech’s filings with the SEC may be obtained at the “Investor” section of Facet Biotech’s website at www.facetbiotech.com.  Facet Biotech expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Facet Biotech’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future.  All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Abbott Forward Looking Statement

Some statements in this news release, including statements regarding the anticipated closing of the above transaction and the effect on Abbott’s financial performance, may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Among other things, these factors include the risk that the acquisition will not be completed because the tender offer did not proceed as anticipated or closing conditions to the acquisition were not satisfied.  Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s  Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2009, and are incorporated by reference.  Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.  To the extent that Abbott’s statements refer to the prospects of Facet Biotech’s business, such statements are qualified by Facet Biotech’s forward looking statement language appearing above.

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